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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-57302 of BRL Universal Equipment 2001 A, L.P., BRL Universal Equipment Corp., Universal Compression Holdings, Inc. and Universal Compression, Inc. of our report dated February 5, 2001 (relating to the January 31, 2001 consolidated balance sheet of BRL Universal Equipment 2001 A, L.P.), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP

Dallas, Texas
April 25, 2001